                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

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                (Name of Registrant as Specified In Its Charter)

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Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    or the Form or Schedule and the date of its filing.

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
                                PRELIMINARY COPY
                      [PRICE ENTERPRISES, INC. LETTERHEAD]
                               November 16, 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Price Enterprises, Inc. (the "Company") to be held at 10:00 a.m., local time
(PST), on Tuesday, December 16, 1997, at the San Diego Hilton Beach and Tennis Resort, 1775 E. Mission Bay Drive, San Diego, California 92109.

    At the Annual Meeting, you will be asked to consider and vote upon a proposal to reincorporate the Company as a Maryland corporation pursuant to a merger of the Company into a newly formed wholly-owned Maryland subsidiary, which is named [TO BE DETERMINED] (the "Maryland Company"), and the conversion of each outstanding share of common stock of the Company into one share of common stock of the surviving corporation (the "Reincorporation"). Approval of the Reincorporation will constitute approval of all of the provisions set forth in the Articles of Incorporation and Bylaws of the Maryland Company, including as the new name of the Company, and certain other matters as described in the accompanying proxy statement (the "Proxy Statement").

    In addition to voting on the Reincorporation, you will be asked to consider and vote upon the election of six directors to the Board of Directors of the Company. THE ELECTION OF THE DIRECTORS IS NOT CONDITIONED ON THE APPROVAL OF THE REINCORPORATION.

    The Reincorporation and the election of the members of the Board of Directors of the Company are more fully described in the Proxy Statement. We urge you to review carefully the Proxy Statement and accompanying Appendices. Copies of the Agreement and Plan of Merger, the Articles of Incorporation of the Maryland Company and the Bylaws of the Maryland Company are attached as Appendices A, B and C, respectively, to the Proxy Statement.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REINCORPORATION AND A VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THE PROXY STATEMENT.

    YOUR VOTE IS IMPORTANT TO THE COMPANY, WHETHER YOU OWN FEW OR MANY SHARES! Failure to return your proxy card or vote would have the same effect as a vote against the Reincorporation. Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may if you wish, withdraw your proxy and vote in person.

                                          Sincerely,
                                          ROBERT E. PRICE
                                          CHAIRMAN OF THE BOARD

                            PRICE ENTERPRISES, INC.
                             4649 MORENA BOULEVARD
                          SAN DIEGO, CALIFORNIA 92117

                            ------------------------

                     NOTICE OF ANNUAL MEETING TO BE HELD ON
                               DECEMBER 16, 1997
                             ---------------------

TO THE STOCKHOLDERS OF
PRICE ENTERPRISES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Price Enterprises, Inc., a Delaware corporation (the "Company"), will be held at the San Diego Hilton Beach and Tennis Resort, 1775 E. Mission Bay Drive, San Diego, California 92109 at 10:00 a.m., local time (PST), on Tuesday, December 16, 1997, to consider and act upon:

    1. A proposal to approve the reincorporation of the Company as a Maryland corporation pursuant to a merger of the Company into a newly formed
       wholly-owned Maryland subsidiary, which is named                   (the
       "Maryland Company"), and the conversion of each outstanding share of common stock of the Company into one share of common stock of the surviving corporation (the "Reincorporation"), which approval will constitute approval of all of the provisions set forth in the Articles of Incorporation and Bylaws of the Maryland Company, including as the new name of the Company, and certain other matters, as described in the proxy statement attached hereto (the "Proxy Statement");

    2.  The election of members of the Board of Directors of the Company; and

    3. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The Reincorporation and the election of directors are more fully described in the Proxy Statement, which forms a part of this Notice.

    During the course of the Annual Meeting, management will report on the current activities of the Company and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and present their comments.

    The Board of Directors has fixed the close of business on October 31, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for inspection at the offices of the Company at 4649 Morena Boulevard, San Diego, California, at least ten days prior to the Annual Meeting.

                                          By order of the Board of Directors,
                                          JOSEPH R. SATZ
                                          EXECUTIVE VICE PRESIDENT, GENERAL
                                          COUNSEL AND SECRETARY

San Diego, California
November 16, 1997

                             YOUR VOTE IS IMPORTANT
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL
                       IT IN THE ENCLOSED RETURN ENVELOPE

                                PRELIMINARY COPY
                            PRICE ENTERPRISES, INC.
                             4649 MORENA BOULEVARD
                          SAN DIEGO, CALIFORNIA 92117

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 16, 1997

                                PROXY STATEMENT

    This Proxy Statement is furnished to the stockholders of Price Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, December 16, 1997, at 10:00 a.m., local time (PST), at the San Diego Hilton Beach and Tennis Resort, 1775 E. Mission Bay Drive, San Diego, California 92109, and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and form of proxy solicited on behalf of the Board of Directors will first be sent to the Company's stockholders is on or about November 16, 1997.

    At the Annual Meeting, holders of record of shares of the Company's common stock, par value $.0001 (the "Common Stock"), will consider and vote upon (i) the reincorporation of the Company as a Maryland corporation pursuant to a merger of the Company into a newly formed wholly-owned Maryland subsidiary,
which is named                 (the "Maryland Company"), and the conversion of
each outstanding share of Common Stock of the Company into one share of common stock of the surviving corporation (the "Reincorporation"), which approval will constitute approval of all of the provisions set forth in the Articles of Incorporation and Bylaws of the Maryland Company, as described herein, (ii) the election of members of the Board of Directors of the Company and (iii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR the Reincorporation and a vote FOR each person nominated to be elected to the Board of Directors. See "Proposal 1--Reincorporation of the Company in Maryland and Related Changes to the Rights of Stockholders" and "Proposal 2--Election of Directors."

    On October 31, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, the Company had 23,681,025 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

    Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting FOR the Reincorporation and FOR the election of the persons nominated to the Board of Directors. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in the discretion of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy.

    The inspector of election will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence

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
of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." For the purposes of determining the outcome of any matter, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting by properly signed and returned proxies but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated by the inspector of election as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

    If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

    The Company will bear the cost of soliciting proxies from its stockholders. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

    The Company's Common Stock is traded on The Nasdaq Stock Market's National Market System (the "Nasdaq National Market") under the symbol "PREN." On November , 1997, the last reported sale price for the Company's Common Stock on the Nasdaq National Market was $ per share. Following the completion of the Reincorporation, the Maryland Company's common stock will trade on the
Nasdaq National Market under the symbol "          ."

    No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.

                            ------------------------

             THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 16, 1997.

                                   PROPOSAL 1
                   REINCORPORATION OF THE COMPANY IN MARYLAND
               AND RELATED CHANGES TO THE RIGHTS OF STOCKHOLDERS

GENERAL

    The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from Delaware to Maryland (the "Reincorporation"). The Company believes that after the Reincorporation it will be organized and will operate in such a manner as to continue to qualify for taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ending December 31, 1998 and the Company intends to operate in such a manner in the future. The Board of Directors believes the Reincorporation is in the best interests of the Company and its stockholders.

    The primary reason for the proposed change in domicile is to avoid having to continue to pay Delaware's annual franchise tax. For the year ended December 31, 1996, the Company paid to the State of Delaware a franchise tax totaling $150,000, and for the year ending December 31, 1997, the Company expects to pay to the State of Delaware a franchise tax totaling $150,000. The Company anticipates having to pay the same amount in franchise taxes for future years if it continues as a Delaware corporation. As a Maryland corporation, the Company would not be subject to such annual taxes or other similar taxes greater than the personal property return filing fee of $100, so long as Maryland does not alter its current laws.

    In addition to avoiding the imposition of Delaware's annual franchise tax on the Company, a number of changes will be effected as a result of the Reincorporation. Such changes are described below under the headings "Certain Consequences of the Merger" and "Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company."

    The Board of Directors estimates the aggregate costs to the Company of Reincorporation to be approximately $50,000.

    In the event this proposal is not adopted, the Company will continue to operate as a Delaware corporation, subject to Delaware's annual franchise tax and subject to the Delaware Certificate and Delaware Bylaws (each as defined below).

MERGER OF PRICE ENTERPRISES, INC. INTO NEWLY FORMED WHOLLY-OWNED MARYLAND
  SUBSIDIARY

    The proposed Reincorporation would be accomplished by merging the Company into a newly formed wholly-owned Maryland subsidiary, which is named
            (the "Maryland Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), substantially in the form which is attached as Appendix "A" to this Proxy Statement. The Maryland Company was incorporated in
Maryland on           , 1997 specifically for purposes of the Reincorporation
and has conducted no business and has no material assets or liabilities. The Maryland Company's principal executive offices are located at 4649 Morena Boulevard, San Diego, California 92117, telephone (619) 581-4530. The Reincorporation would not result in any change in the Company's business, assets or liabilities and would not result in any relocation of management or other employees. The Reincorporation, however, would result in the Company's name
being changed to           .

CERTAIN CONSEQUENCES OF THE MERGER

    EFFECTIVE TIME. The merger will take effect on the later of the times (the "Effective Time") at which a Certificate of Ownership and Merger is filed with the Secretary of State of Delaware and Articles of Merger are filed with the State Department of Assessments and Taxation of Maryland, which filings are anticipated to be made on or about January 2, 1998. At the Effective Time, the separate corporate existence of the Company will cease and stockholders of the Company will become stockholders of the Maryland Company.

    MANAGEMENT AFTER THE MERGER. Immediately after the merger of the Company into the Maryland Company, the Board of Directors of the Maryland Company will be composed of the current members of the Board of Directors of the Company.

    STOCKHOLDER RIGHTS. Certain differences in stockholder rights exist under Delaware General Corporation Law (the "DGCL") and Maryland General Corporation Law (the "MGCL") and the organization documents of the Company and the Maryland Company. See "Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company" for a discussion of the effects of the differences between the rights of stockholders under the DGCL and the MGCL.

    CONVERSION OF COMMON STOCK. As a result of the Reincorporation, each outstanding share of Common Stock of the Company will automatically be converted into one share of Common Stock, par value $.0001 per share, of the Maryland Company (the "Maryland Common Stock"). Other than changes due to the differences between Delaware and Maryland law and certain differences between the Delaware Certificate and Delaware Bylaws and the Maryland Articles and Maryland Bylaws (each as defined below) (see "Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company"), there will be no material changes in the rights and obligations of holders of the Common Stock as a result of the Reincorporation. The Maryland Common Stock will be listed on The Nasdaq Stock Market's National Market System (the "Nasdaq National Market") under the
symbol "      ."

    NUMBER OF SHARES OF COMMON STOCK OUTSTANDING. he number of outstanding shares of Maryland Common Stock immediately following the Reincorporation will equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time.

    EMPLOYEE PLANS. The Company's employee benefit plans (the "Plans"), including the Company's 1995 Combined Stock Grant and Stock Option Plan and the Company's Amended and Restated Directors' 1995 Stock Option Plan, will each be continued by the Maryland Company following the Reincorporation. Approval of the proposed Reincorporation will constitute approval of the adoption and assumption of the Plans by the Maryland Company.

    OUTSTANDING OPTIONS. In addition to the assumption by the Maryland Company of all options outstanding under the Plans, any and all other outstanding options and other rights to acquire shares of Common Stock will be converted into options or rights to acquire shares of Maryland Common Stock.

    STOCK CERTIFICATES. After the Effective Time, each certificate representing a share or shares of Common Stock of the Company ("Old Certificate"), will represent the right to receive from the Maryland Company the same number of shares of Maryland Common Stock. Promptly after the Effective Time, the Maryland Company will communicate with holders of Old Certificates and instruct such holders on how to exchange their Old Certificates for certificates representing the same number of shares of Maryland Common Stock ("New Certificates"). The Company urges stockholders to exchange their Old Certificates for New Certificates promptly after the Effective Time. While dividends and distributions on shares of Maryland Common Stock may be paid to holders of Old Certificates prior to their exchange for New Certificates, the Maryland Company has the authority to withhold dividends and distributions on shares of Maryland Common Stock from holders of Old Certificates prior to their exchange for New Certificates. Delivery of Old Certificates will constitute good delivery for settlement of trades in shares of Maryland Common Stock.

    FRANCHISE TAX. As a result of the Reincorporation, the Maryland Company will not be subject to Delaware's annual franchise tax. For the year ended December 31, 1996, the Company and its subsidiaries paid to the State of Delaware annual franchise tax totaling $150,000, and for the year ending December 31, 1997, the Company expects to pay to the State of Delaware a franchise tax totaling $150,000. The Company anticipates having to pay the same amount in franchise tax for future years if it continues as a Delaware corporation. As a Maryland corporation, the Maryland Company would not be subject to such annual taxes or other similar taxes greater than the personal property return filing fee of $100, so long as Maryland does not alter its current laws.

    FEDERAL INCOME TAX CONSEQUENCES. The Reincorporation is intended to be tax free under the Code. Accordingly, no gain or loss will be recognized by the holders of shares of the Company's Common Stock as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Maryland Company. Each former holder of shares of the Company's Common Stock will have the same tax basis in the Maryland Common Stock received by such holder pursuant to the Reincorporation as such holder has in the shares of the Company's Common Stock held by such holder at the Effective Time. Each stockholder's holding period with respect to the Maryland Common Stock will include the period during which such holder held the shares of Common Stock, so long as the latter were held by such holder as a capital asset at the Effective Time. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

    The Company believes no gain or loss should be recognized by the holders of outstanding options to purchase shares of Common Stock, so long as (i) such options (a) were originally issued in connection with the performance of services by the optionee and (b) lacked a readily ascertainable value (for example, were not actively traded on an established market) when originally granted and (ii) the options to purchase the Maryland Common Stock into which the Company's outstanding options will be converted in the Reincorporation also lack a readily ascertainable value when issued. Notwithstanding the foregoing, optionees seeking more specific tax advice should consult their own tax advisors regarding the tax consequences to them of the Reincorporation.

    The foregoing is only a summary of certain federal income tax consequences. Stockholders should consult their own tax advisers regarding the federal tax consequences of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

ACCOUNTING TREATMENT OF THE MERGER

    Upon consummation of the merger, all assets and liabilities of the Company will be transferred to the Maryland Company at book value because the Reincorporation will be accounted for as a pooling-of-interests.

APPRAISAL RIGHTS

    Delaware law provides that stockholders of a Delaware corporation do not have appraisal rights when a Delaware corporation whose shares are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. merges with a foreign corporation. Consequently, because the Common Stock is listed on the Nasdaq National Market, appraisal rights are not available to stockholders of the Company with respect to the Reincorporation.

APPROVAL REQUIRED FOR REINCORPORATION

    Under Delaware law, the affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote on the proposal is required for approval of the Reincorporation. The Common Stock is the only class of the Company's capital stock of which shares are outstanding and is the only class of stock entitled to vote on the proposal to approve the Reincorporation. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Reincorporation. The Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after stockholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE COMPANY AND STOCKHOLDERS OF THE
  MARYLAND COMPANY

    The Company is organized as a corporation under the laws of the State of Delaware and the Maryland Company is organized as a corporation under the laws of the State of Maryland. As a Delaware corporation, the Company is subject to the DGCL, a general corporation statute dealing with a wide variety of matters, including election, tenure, duties and liabilities of directors and officers; dividends and other distributions; meetings of stockholders; and extraordinary actions, such as amendments to the certificate of incorporation, mergers, sales of all or substantially all of the assets and dissolution. The Company also is governed by its Restated Certificate of Incorporation (the "Delaware Certificate") and Amended and Restated Bylaws (the "Delaware Bylaws"), which have been adopted pursuant to the DGCL. As a Maryland corporation, the Maryland Company is governed by the MGCL, a general corporation statute covering generally the same matters as the DGCL, and by its Articles of Incorporation (the "Maryland Articles") and Bylaws (the "Maryland Bylaws"). Certain differences between the DGCL and the MGCL and among these various documents are summarized below.

    This summary of the comparative rights of the stockholders of the Company and the stockholders of the Maryland Company does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and the MGCL and also to the Maryland Articles, Maryland Bylaws, Delaware Certificate and Delaware Bylaws. The Maryland Articles and Maryland Bylaws will be substantially in the forms of Appendixes "B" and "C," respectively, to this Proxy Statement, and the Delaware Certificate and Delaware Bylaws may be obtained from the Company, without charge, by contacting Joseph R. Satz, Executive Vice President, General Counsel and Secretary of the Company, 4649 Morena Boulevard, San Diego, California 92117, telephone (619) 581-4530.

    STANDARD OF CONDUCT FOR DIRECTORS. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Later case law has established "gross negligence" as the standard for awarding money damages for violation of the duty of care in the process of decision-making by directors of Delaware corporations.

    Under Maryland law, the standards of conduct for the performance by directors of their duties are governed by statute. Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties in "good faith," with a reasonable belief that his actions are "in the best interests of the corporation" and with the care of an "ordinarily prudent person in a like position . . . under similar circumstances."

    LIMITATION OF LIABILITY. Pursuant to the DGCL and the Delaware Certificate, the liability of directors of the Company to the Company or to any stockholder of the Company for money damages for breach of fiduciary duty has been eliminated, except (i) for breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful dividends or redemptions or purchases of stock or (iv) for any transaction from which the directors derived an improper personal benefit. In general, the liability of officers may not be eliminated or limited under Delaware law.

    Pursuant to the MGCL and the Maryland Articles, the liability of directors and officers of the Maryland Company to the Maryland Company or to any stockholder of the Maryland Company for money damages has been eliminated except for officers' and directors' (i) actual receipt of an improper personal benefit in money, property or services and (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. As a result, officers and directors of the Maryland Company may not be liable for certain actions for money damages for which they would have otherwise been liable under the DGCL. In addition, the Maryland Articles contain restrictions on the liability of officers for money damages which are not currently available to officers of the Company.

    There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors or officers is a party in which the rights of the Company or its stockholders would be affected if the Company already were subject to the provisions of Maryland law rather than Delaware law.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Delaware Certificate and the Delaware Bylaws require the Company, to the fullest extent permitted by the DGCL, to indemnify its officers and directors and to advance expenses incurred by such officers and directors in relation to any action, suit or proceeding. The Delaware Certificate, as permitted by the DGCL, requires the Company to indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company or, while a director, officer or employee of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Under the DGCL, indemnification for a judgment or a settlement of a suit by or in the right of the corporation is not permitted. In addition, the DGCL requires the Company, as a condition to advancing expenses, to receive an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

    As permitted by the MGCL, the Maryland Articles obligate the Maryland Company to indemnify its directors and officers and to pay or reimburse expenses in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Maryland Bylaws also contain indemnification provisions. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification for settlement of a suit by or in the right of the corporation is permitted under the MGCL. In addition, the MGCL requires the Maryland Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Maryland Company as authorized by the bylaws and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Maryland Company if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute.

    Because the indemnification provisions of the Maryland Articles and Maryland Bylaws are tied to applicable Maryland law, they may be modified by future changes in such law without further stockholder action. The Maryland Bylaws provide that amendment or repeal of the indemnification provisions of the Maryland Bylaws would be effective on a prospective basis only and neither repeal nor modification of such provisions would adversely affect rights to indemnification in effect at the time of any act or omission which is the subject of a proceeding against an indemnified person. The indemnification provisions of the Maryland Bylaws are intended to apply to proceedings arising from acts or omissions occurring before or after their respective adoption or execution. There is presently no pending or already completed litigation nor, to the best knowledge of the Company, is there any threatened litigation to which the expanded nature of the coverage under the Maryland Bylaws would apply.

    Under the DGCL, the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is prohibited from being indemnified. Under Maryland law, such a termination creates a rebuttable presumption that such person is not entitled to indemnification.

    The DGCL, the MGCL and the Bylaws of both the Company and the Maryland Company may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

    Pursuant to the Merger Agreement, the Maryland Company will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Company or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law.

    ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS. Under both the DGCL and the MGCL, stockholders may act by written consent in lieu of a stockholder meeting. The DGCL provides that, unless otherwise provided in the certificate of incorporation of a Delaware corporation, any action that may be taken at a stockholder meeting may be taken without a meeting, without prior notice and without a vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholder meeting at which all shares entitled to vote were present and voted. The MGCL provides that any action that may be taken at a stockholder meeting may be taken without a meeting only if (i) a unanimous written consent setting forth the matter is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

    Because the MGCL requires the unanimous written consent of all stockholders entitled to vote for actions by written consent, it will be very unlikely that stockholders of the Maryland Company will be able to take action by written consent under the MGCL. This provision of the MGCL may deter hostile takeovers, as a holder or group of holders controlling a majority in interest of the Maryland Company's stock will not be able to amend the Maryland Bylaws or remove directors pursuant to a stockholders' written consent unless they obtain a unanimous written consent of all stockholders.

    INSPECTION OF BOOKS AND RECORDS. Under the DGCL, any stockholder of the Company may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder's interest as a stockholder. The MGCL provides a right of inspection of a Maryland corporation's books of account and stock ledger and a right to request a Maryland corporation's statement of affairs to stockholders who, for more than six months, separately or as a group, have owned at least 5% of the outstanding stock of any class of a Maryland corporation. In addition, any stockholder of a Maryland corporation has the right to inspect the bylaws, minutes of the proceedings of the stockholders, annual statements of affairs and voting trust agreements on file at such corporation's principal office and to request the corporation to provide a sworn statement showing all stock and securities issued and all consideration received by the corporation within the preceding 12 months. Thus, stockholders of less than 5% of the Maryland Company's Common Stock will not be able to make written demand to inspect the books and records of the Maryland Company if the Reincorporation is approved.

    VACANCIES ON THE BOARD OF DIRECTORS. As permitted under the DGCL, the Delaware Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. In addition, under the DGCL, if, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Neither the MGCL nor the Maryland Bylaws has a comparable provision for the filling of vacancies on the Board of Directors by Maryland courts. Instead, the MGCL and the Maryland Bylaws permit the stockholders or the directors of the Maryland Company to fill vacancies in its Board of Directors. The Maryland Bylaws provide that (i) the stockholders may fill any vacancy on the Board of Directors which results from the removal of a director, (ii) any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, and (iii) any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.

    REMOVAL OF DIRECTORS. Under the DGCL, directors generally may be removed, with or without cause, by the holders of a majority of voting shares. The Maryland Articles provide that the directors may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in the election of directors. Cause is defined as, with respect to any particular director, a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Maryland Company through bad faith or active and deliberate dishonesty.

    AUTHORIZED SHARES OF CAPITAL STOCK. The Maryland Articles authorize the issuance of 100,000,000 shares of capital stock, all of which are currently classified as Maryland Common Stock, whereas the Delaware Certificate authorizes 70,000,000 shares of capital stock, 60,000,000 of Common Stock and 10,000,000 of preferred stock. Pursuant to the Maryland Articles, any unissued capital stock of the Maryland Company may be reclassified into other classes or series of capital stock, including classes or series of preferred stock. The Delaware Certificate is silent as to preemptive rights with respect to shares of stock of the Company or securities convertible into shares of stock of the Company. The Maryland Articles provide that the Board of Directors of the Maryland Company may, in setting the terms of shares of stock to be issued by the Maryland Company, provide that holders of the shares will have preemptive rights. Unless so provided by the Board of Directors of the Maryland Company, holders of shares will have no preemptive rights to purchase or subscribe for any additional shares of Maryland Company stock, except to the extent the Maryland Company may grant a stockholder preemptive rights pursuant a written contract.

    DIVIDENDS AND OTHER DISTRIBUTIONS. Under the DGCL, dividends may be paid out of the surplus of the corporation or, if there is no surplus, out of net profits for the year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined by the DGCL to be the excess of the net assets of the corporation over its capital. The MGCL allows the payment of dividends and other distributions (for example, redemption of stock) unless (i) the corporation would not be able to pay indebtedness that became due in the ordinary course of business or (ii) the corporation's total assets would be less than the sum of the corporation's liabilities plus, unless the charter provides otherwise (which the Maryland Articles do not), the amount that would be needed upon dissolution to satisfy the preferential rights of those stockholders whose preferential rights upon dissolution are superior to those receiving the distribution. Notwithstanding the foregoing, in order to qualify for taxation as a REIT under the Code, the Maryland Company must distribute 95% of its REIT taxable income to its stockholders.

    CERTAIN BUSINESS COMBINATIONS. The DGCL requires that certain transactions between a corporation and the owner of 15% or more of the outstanding voting stock of the corporation or an affiliate of such person (an "Interested Stockholder") may not occur for three years following the date such person became an Interested Stockholder unless (i) approved by the Board of Directors and holders of at least two-thirds of the outstanding voting stock (other than shares controlled by the Interested Stockholder), (ii) the Board of Directors approved the acquisition of voting stock pursuant to which such person became an Interested Stockholder or (iii) an exemption is available.

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Maryland Stockholder") or an affiliate of such Interested Maryland Stockholder are prohibited for five years after the most recent date on which the Interested Maryland Stockholder becomes an Interested Maryland Stockholder. Thereafter, the MGCL provides that any such business combination must be recommended by the Board of Directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Maryland Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Maryland Stockholder for its shares or the business combination is approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Maryland Stockholder becomes an Interested Maryland Stockholder. The Maryland Company will be governed by the business combinations provisions of the MGCL. However, the Board of Directors of the Maryland Company has exempted the Price family from these business combination provisions of Maryland law.

    CONTROL SHARE ACQUISITIONS. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

    The DGCL has no provisions comparable to the Maryland control share acquisition statute.

    The Maryland Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Maryland Company's shares of stock. The Board may, however, amend the Maryland Bylaws at any time to eliminate such provision.

    DISSOLUTION OF THE COMPANY AND THE MARYLAND COMPANY. Under the DGCL, a corporation may be dissolved if (i) the Board of Directors of the corporation, by resolution adopted by a majority of the whole Board of Directors at any meeting called for that purpose, deems such dissolution advisable and (ii) a majority of the outstanding stock of the corporation votes for the proposed dissolution at a stockholders meeting called for the purpose of acting upon such resolution. Dissolution of a corporation may also be authorized without action by the Board of Directors if all stockholders entitled to vote thereon shall consent thereto in writing.

    The MGCL permits the dissolution of the Maryland Company if (i) the Board of Directors adopts by a majority vote of the entire board a resolution advising dissolution and (ii) the dissolution is approved by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter. As permitted by the MGCL, the Maryland Articles reduce the stockholder approval requirement for dissolution from the affirmative vote of not less than two thirds of the votes entitled to be cast on the matter to the affirmative vote of a majority of the votes entitled to be cast on the matter.

    JUDICIAL DISSOLUTION. Under both the DGCL and the MGCL, if a deadlock of the directors precludes corporate action, or if a division of the stockholders makes election of directors impossible, stockholders are permitted to seek judicial action. Under the DGCL, the Court of Chancery may appoint a custodian or receiver, while under the MGCL, a court of equity may grant a dissolution. Such action under the DGCL may be instituted by any stockholder. Under the MGCL, involuntary dissolution by judicial order may be sought only by stockholders entitled to cast at least 25% of the votes entitled to be cast in the election of directors. However, when the individuals in control of the corporation are alleged to be acting illegally, oppressively or fraudulently, or when the division among stockholders is so severe that for a period which includes two consecutive meeting dates the stockholders have failed to elect successors to directors whose terms should have expired, any stockholder entitled to vote in the election of directors may petition for dissolution.

    AMENDMENTS TO BYLAWS. Under the DGCL, the stockholders may never be divested of the power to adopt, amend or repeal the bylaws, although this power may be shared with the Board of Directors. Under the MGCL, the power to adopt, amend or repeal the bylaws is vested in the stockholders except to the extent it is vested in the Board of Directors.

    Under the DGCL, the Delaware Bylaws may be altered, amended or repealed or new bylaws adopted by a majority of the Board of Directors, when such power is conferred upon the Board of Directors by a Certificate of Incorporation (which the Delaware Certificate does). The Delaware Certificate expressly authorizes the Board of Directors to make, alter, amend or repeal the Delaware Bylaws. The Delaware Bylaws provide that the Delaware Bylaws generally may be amended or repealed or new Bylaws adopted by a majority of the Board of Directors, that the stockholders may also amend or repeal the Bylaws or adopt new Bylaws and that all Bylaws made by the Board may be amended or repealed by the stockholders.

    The Maryland Bylaws provide that, subject to certain provisions, both the Board of Directors of the Maryland Company and the stockholders have the power to alter, amend or repeal the Maryland Bylaws.

    DENIAL OF VOTING RIGHTS. The DGCL provides that holders of the outstanding shares of a class of stock shall be entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would change the aggregate number of authorized shares or the par value of the class or would adversely affect the powers, preferences or special rights of the class. Under the MGCL, holders of the outstanding shares of any class of stock may be denied all voting rights.

    PAYMENT FOR STOCK. The DGCL provides that future labor or services do not constitute payment for stock or convertible securities. The MGCL allows both a promissory note and a contract for future labor to constitute consideration for the issuance of stock.

    ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS. The Maryland Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to the Maryland Company's notice of the meeting, (ii) by the Board of Directors or
(iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Maryland Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Maryland Company's notice of meeting may be brought before the meeting of stockholders, including nominations of persons for election to the Board of Directors.

    The Delaware Bylaws contain no such provisions.

    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. The Company's Capital Stock ("Maryland Capital Stock" or "Capital Stock") must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Because the Company expects to qualify as a REIT, the Delaware Bylaws and the Maryland Articles contain restrictions on the ownership and transfer of Capital Stock intended to assist the Company in complying with these requirements.

    The ownership limit provisions in the Maryland Articles, which is very similar to the ownership limit provisions set forth in the Delaware Bylaws, provides that, subject to certain specified exceptions, no person or entity (i) may own, or be deemed to own by virtue of the applicable beneficial ownership provisions of the Code, more than 5% (by number or value, whichever is more restrictive) of the outstanding shares of Maryland Capital Stock or (ii) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of Maryland Capital Stock (collectively, the "Ownership Limits"). The beneficial and constructive ownership rules are complex, and may cause shares of Maryland Capital Stock owned actually, beneficially or constructively by a group of related individuals and/or entities to be beneficially or constructively owned by one individual or entity. As a result, the acquisition of less than 5% of the shares of Maryland Capital Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Maryland Capital Stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially in excess of 5% of the outstanding Maryland Capital Stock and thus subject such shares to the ownership limit provisions in the

Maryland Articles. Similarly, the acquisition of less than 9.8% of the shares of Maryland Capital Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Maryland Capital Stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Maryland Capital Stock and thus subject such shares to the ownership limit provisions in the Maryland Articles. The Board of Directors may, but in no event will be required to, waive one or both of the Ownership Limits with respect to a particular stockholder if it determines that such ownership will not jeopardize the Maryland Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Maryland Company (the Company's Board of Directors has obtained such undertakings and representations from Helen Price and the Price Family Charitable Fund and, as a result, has waived the Ownership Limits with respect to the Price family and certain affiliated entities. Upon the Effective Time of the Reincorporation, the Ownership Limits with respect to the Price family and certain affiliated entities will also be waived by the Maryland Company's Board of Directors).

    The remedy provided in the Maryland Articles arising from a violation of either or both of the Ownership Limits is also very similar to the remedy provided in the Delaware Bylaws arising from a violation of the comparable provisions in the Delaware Bylaws. Pursuant to the Maryland Articles, if any purported transfer of Maryland Capital Stock or any other event would otherwise result in any person violating either or both of the Ownership Limits, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable Ownership Limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable Ownership Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Maryland Company (the "Beneficiary"). Within 20 days of receiving notice from the Maryland Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Maryland Company and be unaffiliated with the Maryland Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the applicable Ownership Limit and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Maryland Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Maryland Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limits, then the Maryland Articles provide that the transfer of the excess shares will be void.

    In both the Delaware Bylaws and the Maryland Articles, if any purported transfer of Capital Stock would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

    All certificates representing shares of Maryland Capital Stock will bear a legend referring to the restrictions set forth in the Maryland Articles which are described above.

    Under both the Delaware Bylaws and the Maryland Articles, every owner of a specified percentage (or more) of the outstanding shares of Capital Stock must file a completed questionnaire with the Company containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Company's shares. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Capital Stock on the Company's status as a REIT and to ensure compliance with the Ownership Limits.

    The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Directors.

VALIDITY OF THE MARYLAND COMMON STOCK

    The validity of the Maryland Common Stock will be passed upon for the Maryland Company by Piper & Marbury L.L.P. of Baltimore, Maryland.

VOTE REQUIRED; BOARD RECOMMENDATION

    The affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote at the Annual Meeting is required to approve the Reincorporation proposal. Abstentions and broker non-votes will have the effect of votes against the Reincorporation proposal. The persons named as proxies in the accompanying form of proxy intend to vote in favor of Reincorporation. A vote FOR the Reincorporation proposal will constitute approval of (i) the change in the Company's state of incorporation through a merger of the Company into the Maryland Company, (ii) the Maryland
Articles, including the change in the Company's name to       , (iii) the
Maryland Bylaws, and (iv) all other aspects of the Reincorporation proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO REINCORPORATE THE COMPANY IN THE STATE OF MARYLAND.

                                   PROPOSAL 2
                             ELECTION OF DIRECTORS

GENERAL

    The Company's Board of Directors currently consists of six directors. If the Reincorporation is approved by the stockholders and becomes effective, the Maryland Company will be governed by a Board of Directors consisting of six directors. The director nominees listed below are named in the Maryland Articles as the initial Board of Directors of the Maryland Company and will serve until the annual meeting of stockholders of the Company held in the year 1999 and their successors are elected and qualified. Each director of the Maryland Company will hold office for a term of one year and until his or her successor is duly elected and qualified. At each annual meeting of stockholders of the Maryland Company, the successors to the Board of Directors will be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election. If the Reincorporation is not approved, the director nominees, if elected, will each serve until the next annual meeting of stockholders and their successors are elected and qualified.

VOTE REQUIRED; BOARD RECOMMENDATION

    The six directors will be elected by a favorable vote of a plurality of the shares of stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of each of the six nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by the Company's Board of Directors. In no event will the proxies be voted for more than six nominees.

DIRECTOR NOMINEES

    The following table sets forth certain information regarding the director nominees, including the name, position with the Company (if any) and age of each nominee for director:

NAME                                                                           AGE                  TITLE
--------------------------------------------------------------------------  ---------  --------------------------------

Robert E. Price...........................................................     55      Chairman of the Board

Jack McGrory..............................................................     48      President, Chief Executive
                                                                                         Officer and Director

Paul A. Peterson..........................................................     69      Vice Chairman of the Board

Murray L. Galinson........................................................     60      Director

James F. Cahill...........................................................     42      Director

Anne L. Evans.............................................................     65      Director

    Robert E. Price has been Chairman of the Board of the Company since July 28, 1994. Mr. Price was President and Chief Executive Officer of the Company from July 28, 1994 to August 29, 1997. Mr. Price was Chairman of the Board of Price/Costco, Inc. from October 1993 to December 1994. From 1976 to October 1993, he was Chief Executive Officer and a Director of The Price Company. Mr. Price served as Chairman of the Board of The Price Company from January 1989 to October 1993, and as its President from 1976 until December 1990. In addition to his role in Price Enterprises, Mr. Price serves as Chairman, President and Chief Executive Officer of PriceSmart, Inc.

    Jack McGrory became a Director of the Company on August 29, 1997. Mr. McGrory also became the President and Chief Executive Officer of the Company on September 2, 1997. Prior to September 2, 1997, Mr. McGrory served as City Manager of the City of San Diego from March 1991 through August 1997.

    Paul A. Peterson is a lawyer and is a senior member of the law firm of Peterson & Price in San Diego. He was a Director of Price/Costco, Inc. from October 1993 until December 1994. From 1976 to October 1993, he was Secretary and, except for a period of eleven months in 1982, a Director of The Price Company. Mr. Peterson served as Vice Chairman of the Board of The Price Company from November 1991 to October 1993. Mr. Peterson has served as a Director of the Company since July 28, 1994.

    Murray L. Galinson has been Chairman of the Board of San Diego National Bank and SDNB Financial Corp. since May 1996 and a Director of both entities since their inception in 1981. Mr. Galinson served as President of both entities from September 1984 until May 1996 and as Chief Executive Officer of both entities from September 1984 to September 1997. Mr. Galinson has served as a Director of the Company since August 28, 1994.

    James F. Cahill has been Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. He is currently a Director of Neighborhood National Bank, located in San Diego. Prior to his current position, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations. Mr. Cahill became a Director of the Company on August 29, 1997.

    Anne L. Evans has been the Chairman of Evans Hotels since April 1984. Ms. Evans also served as its President from April 1984 until March 1993. She has served as a member of the Board of Directors of the Los Angeles Branch of the Federal Reserve Bank of San Francisco since 1993 and is presently the Chairman. Ms. Evans became a Director of the Company on October 16, 1997.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF

    The Board of Directors held 12 meetings during fiscal 1997. All incumbent Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board, and (ii) the total number of meetings of the committees of the Board on which such Directors served.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. The Audit Committee, which currently consists of Messrs. Peterson, Cahill and Galinson, held four meetings during fiscal 1997. The Audit Committee reviews the annual audits of Price Enterprises' independent public accountants, Ernst & Young, LLP; reviews and evaluates internal accounting controls; recommends the selection of the Company's independent public accountants; reviews and passes upon (or ratifies) related party transactions; and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, Price Enterprises and its independent public accountants.

    COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Messrs. Galinson and Cahill and Ms. Evans, held four meetings during fiscal 1997. The Compensation Committee reviews salaries, bonuses and stock options of senior officers of Price Enterprises, and administers Price Enterprises' executive compensation policies and stock option plans.

    NOMINATING COMMITTEE. The Nominating Committee, which currently consists of Messrs. Galinson, Peterson and Price, held two meetings in fiscal 1997. The Nominating Committee recommends candidates to fill vacancies on the Board of Directors or any committee thereof, which vacancies may be created by the departure of any Directors, or the expansion of the number of members of the board. The Nominating Committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as Directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

    REAL ESTATE COMMITTEE. The Real Estate Committee, which consisted of Messrs. Peterson and Price, held 13 meetings in fiscal 1997. The Real Estate Committee reviewed and approved (i) sales (including sale-leasebacks), leases, conveyances, transfers or other dispositions of real property, and (ii) purchases, leases or other acquisitions of real property, except, in each case for any such transactions entered into in the ordinary course of business of Price Enterprises. Pursuant to the Company's election of REIT status, the Real Estate Committee has not held any meetings and currently no Directors of the Company are designated to the Real Estate Committee.

    EXECUTIVE COMMITTEE. The Executive Committee, which currently consists of Messrs. McGrory, Galinson, Price and Peterson, held two meetings during fiscal 1997. The Executive Committee has been established with all powers and rights necessary to exercise the full authorities of the Board of Directors in the management of the business and affairs of Price Enterprises, except as provided in the Delaware General Corporation Law or the Bylaws of Price Enterprises.

    FINANCE COMMITTEE. The Finance Committee, which currently consists of Messrs. Cahill, McGrory and Peterson, held four meetings in fiscal 1997. The Finance Committee reviews and makes recommendations with respect to (i) annual budgets, (ii) investments, (iii) financing arrangements and (iv) the creation, incurrence, assumption or guaranty by Price Enterprises of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of Price Enterprises.

COMPENSATION OF THE COMPANY'S DIRECTORS

    Each outside Director of Price Enterprises (other than Mr. Peterson) receives $20,000 per year for serving on the Board of Directors although, beginning October 1, 1997, each outside Director (other than Mr. Peterson) will receive one thousand (1,000) shares of Company stock in lieu of cash as annual compensation for services. In addition, each outside Director will receive an additional $5,000 per year for serving as chairman of any committee of the Board. Mr. Peterson receives $50,000 per year for his services as Vice Chairman of the Board and as a chairman or member of any committee of the Board although, beginning on October 1, 1997, Mr. Peterson will receive two thousand five hundred (2,500) shares in lieu of cash as annual compensation for services. In addition, outside Directors (other than Mr. Peterson) who serve on committees of the Board (in a capacity other than chairman of a committee) receive $500 for each meeting attended. The chairman or vice chairman of any committee may receive additional compensation to be fixed by the Board. Each non-employee Director is eligible to receive stock grants and stock options pursuant to The Amended and Restated Price Enterprises Directors' 1995 Stock Plan. Employee Directors are eligible to receive stock grants and stock options pursuant to The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan. Robert E. Price, who became eligible for the foregoing non-employee Director compensation on August 29, 1997 upon his resignation as President and Chief Executive Officer of the Company, has declined annual compensation for services as a Director and stock opinions for fiscal 1998.

                             EXECUTIVE COMPENSATION

    The following table shows, for fiscal years 1995, 1996 and 1997, the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries (the "Named Executive Officers") at the end of fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                                                                -------------
                                                              ANNUAL COMPENSATION                SECURITIES
                                                  --------------------------------------------   UNDERLYING
                                                                               OTHER ANNUAL       OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION(S)(4)        YEAR      SALARY($)    BONUS($)    COMPENSATION($)(1)     SARS(#)     COMPENSATION($)(2)
-------------------------------------  ---------  -----------  -----------  ------------------  -------------  -------------------

Robert E. Price,                            1997     225,000            0                 0               0             9,750
  President and Chief                       1996     225,000            0                 0               0             4,422
  Executive Officer                         1995     243,340            0                 0               0             9,500

Theodore Wallace,                           1997     200,000            0                 0(3)            0             9,750
  Executive Vice-                           1996     200,000            0                 0               0             3,960
  President                                 1995     215,191            0           100,000         100,000             9,500

Daniel T. Carter,
  Executive Vice-                           1997     182,700       40,000                 0               0            29,264
  President, CFO and                        1996     175,000       35,000                 0               0             5,598
  Secretary                                 1995     179,361       35,000                 0          75,000             9,280

Robert M. Gans,
  Executive Vice-                           1997     175,000       40,000                 0               0             9,750
  President and                             1996     150,000       35,000                 0               0               250
  General Counsel                           1995     132,693       25,000                 0          75,000                 0

Joseph J. Tebo                              1997     150,000            0                 0               0             9,054
  President of Price                        1996     159,808            0                 0               0                 0
  Ventures, Inc.                            1995     162,176            0                 0         100,000                 0

------------------------

(1) Except as otherwise indicated, perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for such officer.

(2) The amounts shown for fiscal 1997 constitute contributions to The Price Enterprises Profit Sharing and 401(k) Plan and the Company's 401(k) matching contribution of $250 for fiscal 1997 on behalf of each Named Executive Officer; provided, however, the amount shown for Mr. Carter for fiscal 1997 includes $19,514 for payment of accrued vacation time. The amounts shown for fiscal 1996 constitute contributions to The Price Enterprises Profit Sharing and 401(k) Plan for the period of September 4, 1995 through December 31, 1995, and the Company's 401(k) matching contribution of $250 for fiscal 1996 on behalf of each Named Executive Officer. During fiscal 1996, the "plan year" for The Price Enterprises Profit Sharing and 401(k) Plan was converted to a calendar year from a fiscal year.

(3) Amount constitutes a retention bonus paid to Mr. Wallace for agreeing to transfer employment from Price/Costco, Inc. to the Company in fiscal 1995.

(4) The Named Executive Officers, with the exception of Daniel T. Carter, resigned as officers of the Company on August 29, 1997, and became officers of PriceSmart, Inc. Mr. Carter resigned from the Company on September 1, 1997. The current executive officers of the Company are described below under the heading "Current Executive Officers."

STOCK OPTIONS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1997 and unexercised options held as of August 31, 1997.

                        OPTION EXERCISES IN FISCAL 1997
                       AND AUGUST 31, 1997 OPTION VALUES

                                                                                                  VALUE OF
                                                                              NUMBER OF          UNEXERCISED
                                                                             UNEXERCISED        IN-THE-MONEY
                                                                          OPTIONS AT AUGUST   OPTIONS AT AUGUST
                                                                             31, 1997(#)       31, 1997($)(1)
                                          NUMBER OF                       -----------------  -------------------
                                       SHARES ACQUIRED       VALUE          EXERCISABLE/        EXERCISABLE/
NAME                                   ON EXERCISE (#)    REALIZED($)       UNEXERCISABLE       UNEXERCISABLE
-------------------------------------  ---------------  ----------------  -----------------  -------------------

Robert E. Price......................           N/A               N/A               N/A                  N/A

Theodore Wallace.....................        25,000           268,126          27,712/0            301,368/0

Daniel T. Carter.....................        30,000           323,750          0/45,000            0/489,375

Robert M. Gans.......................        39,534           378,682               0/0                  0/0

Joseph J. Tebo.......................        32,500           356,875          20,212/0            219,805/0

------------------------

(1) Based on a price of $22.13 per share, the last reported sales price of the Company's Common Stock on August 29, 1997, as quoted by The Nasdaq Stock Market National Market.

PROFIT SHARING AND 401(K) PLAN

    The Board of Directors of Price Enterprises adopted The Price Enterprises Inc. Profit Sharing and 401(k) Plan (the "Plan") in January 1995.

    The Plan is a profit-sharing plan designed to be a "qualified" plan under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), covering all non-union employees who have completed one year of service, as that term is defined in the Plan. Under the Plan, the Company may, in its discretion, make annual contributions which shall not exceed for each participant the lesser of: (a) 25% of the participant's compensation for such year, or (b) the greater of (i) 25% of the defined benefit dollar limitation then in effect under section 415(b)(1) of the Code or (ii) $30,000. In addition, participants may make voluntary contributions. The Plan also permits employees to defer (in accordance with section 401(k) of the Code) a portion of their salary and contribute those deferrals to the Plan.

    All participants in the Plan are fully vested in their voluntary contributions and earnings thereon. Vesting in the remainder of a participant's account is based upon his or her years of service with the Company. A participant initially is 20% vested after the completion of two years of service with the Company, an additional 20% vested after the completion of three years of service, and an additional 20% vested after the completion of each of his or her next three years of service, so that the participant is 100% vested after the completion of six years of service.

    A participant becomes fully vested in his or her entire account upon retirement due to permanent disability, attainment of age 65 or death. In addition, the Plan provides that the Board of Directors of the Company may at any time declare the Plan partially or completely terminated, in which event the account of each participant with respect to whom the Plan is terminated will become fully vested.

    The Board of Directors also has the right at any time to discontinue contributions to the Plan. If the Company fails to make one or more substantial contributions to the Plan for any period of three consecutive years in each year of which the Company realized substantial current earnings, such failure will automatically be deemed a complete discontinuance of contributions. In the event of such a complete discontinuance of contributions, the account of each participant will become fully vested.

    During fiscal 1996, the "plan year" for The Price Enterprises Profit Sharing and 401(k) Plan was converted to a calendar year basis from a fiscal year basis. All subsequent profit sharing contributions by the Company to the Plan will be made in January for the previous calendar year.

EMPLOYMENT CONTRACTS

    Robert M. Gans is the only one of the Named Executive Officers that had an employment agreement with the Company. Mr. Gans entered into an employment agreement with the Company for a term of three years commencing October 17, 1994. Pursuant to this agreement Mr. Gans received a base annual salary of $150,000 through fiscal year 1996. This base salary was increased by the Company's Compensation Committee to $175,000 beginning fiscal year 1997. Mr. Gans may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. The agreement provides that Mr. Gans will be eligible to participate in the Company's bonus plan and receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. Gans may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Gans. In the event that the Company terminates the agreement for any reason other than cause, Mr. Gans shall be entitled for the remainder of the term of the agreement to the continuation of his base salary payable in conformity with the Company's normal payroll period, and to inclusion in the stock option plan, profit sharing and 401(k) plan and medical plans of the Company for the remainder of the term of the agreement. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Gans by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements. Mr. Gans, as of August 29, 1997, resigned as an officer of the Company and became an officer of PriceSmart, Inc.

    Jack McGrory became Chief Executive Officer of the Company on September 2, 1997. Mr. McGrory is the only executive officer of the Company that presently has an employment agreement. Mr. McGrory entered into an employment agreement with the Company for a term of three years commencing September 2, 1997. Pursuant to this agreement Mr. McGrory receives a base annual salary of $200,000 and a bonus in the amount of $50,000 through his first year of employment. During Mr. McGrory's second and third years of employment, he will receive a base annual salary of $250,000 and will be eligible to participate in the Company's bonus plan. In addition, pursuant to this agreement, Mr. McGrory received a stock option grant for 236,329 shares of the Company's Common Stock, which represented 1% of the Company's outstanding Common Stock as of his employment date. Such stock option grant is exercisable at a price equal to the fair market value of the Company's Common Stock on Mr. McGrory's employment date and vests at 20% per year over a five year period. All such stock options expire on October 7, 2003. Mr. McGrory may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. The agreement provides that Mr. McGrory will receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. McGrory may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. McGrory. In the event that the Company terminates the agreement for any reason other than cause, Mr. McGrory shall be entitled for the remainder of the term of the agreement to the continuation of his base salary payable in conformity with the Company's normal payroll period. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. McGrory by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Currently, the Compensation Committee consists of Messrs. Galinson and Cahill and Ms. Evans. During fiscal 1997, the Company's Compensation Committee consisted of Messrs. Janks and Galinson and Ms. Hensley. There were no insider participations nor compensation committee interlocks among the members of the Company's Compensation Committee during fiscal 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation of the Chief Executive Officer and other senior officers of the Company (which are the Chief Financial Officer and Executive Vice Presidents of the Company) is reviewed by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is composed of three independent non-employee Directors: Messrs. Galinson and Cahill and Ms. Evans. During fiscal 1997, the Company's Compensation Committee consisted of Messrs. Janks and Galinson and Ms. Hensley. The Committee is responsible for reviewing salaries, bonuses and stock options of the Company's executive officers and administering the Company's compensation plans for senior officers and the Company's stock option plan, including the granting of options and awards of stock thereunder.

    GENERAL COMPENSATION PHILOSOPHY

    The Company's executive compensation policies are designed with the following objectives: (i) to attract and retain talented executives; (ii) to reward appropriately individual achievement; and (iii) to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company's executives with those of its stockholders. To accomplish these objectives the Company's executive compensation program consists of: (i) annual base salaries; (ii) cash bonuses; and (iii) stock option grants.

    Executive officers also participate in other benefit plans available to employees generally, including the Company's Profit Sharing and 401(k) Plan and a medical plan.

    The Committee has reviewed the compensation of all executive officers of the Company for fiscal year 1997, and has considered management's recommendations for executive compensation for fiscal year 1998.

    ANNUAL BASE SALARIES AND BONUSES

    Base salaries are determined by considering the recommendations of the Chief Executive Officer, together with such factors as job complexity, level of responsibility, how the position relates to the Company's long-term strategic goals, and the particular individual's skills, experience, background and performance. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company.

    The Company's discretionary annual bonus program is designed to reward the Company's executive officers for individual achievement in supporting the fulfillment of corporate objectives.

    STOCK OPTIONS

    The long-term incentive aspect of the Company's executive compensation program is realized by the granting of stock options. Stock option awards are viewed as a particularly effective tool to attract experienced and talented employees, and to encourage their long-term quality performance with the Company. Stock options are granted by the Committee at a price equal to the fair market value on the date of grant. Stock options are generally exercisable at the rate of 20% per year, thereby providing an incentive for the grantee to remain with the Company. Since the value of the stock option is dependent upon stock performance, the stock option program directly aligns employee compensation with the interests of the Company's stockholders. Stock options are granted by the Committee based upon the recommendations of senior management. In making option grants, the Committee considers the anticipated future performance of the employee and that individual's ability to impact positively the achievement of the Company's objectives.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Robert Price was the Chairman, Chief Executive Officer and President of the Company through August 29, 1997. On August 29, 1997, he resigned as Chief Executive Officer and President. He remains as Chairman of the Board. Mr. Price's significant expertise and potential for guiding the development of the Company in its formative year were considered by the Committee in its approval in fiscal year 1995 of his annual base salary of $225,000. The Committee recognized the continuing value of Mr. Price's expertise during the transitional fiscal year 1996, and took note of the Company's operating performance and of Mr. Price's request not to be considered for a salary increase in determining to leave Mr. Price's compensation at current levels during fiscal year 1997. No independent surveys have been commissioned to determine competitive compensation since the Committee considers Mr. Price's annual base salary to be modest, in view of his position and responsibilities with the Company. Additionally, Mr. Price declined to be considered for receipt of either a cash bonus or stock option grant for the fiscal 1997 period. Mr. Price nonetheless maintains a personal economic interest in the performance of the Company, in view of Mr. Price's beneficial ownership of approximately 22% of the Company's outstanding Common Stock.

    Jack McGrory became Chief Executive Officer of the Company on September 2, 1997. Mr. McGrory's past work experience and expertise, especially as it relates to the Company's corporate objectives as a REIT, were considered by the Committee in its approval of his employment contract as described above. No independent surveys have been commissioned to determine competitive compensation.

    OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

    It is the responsibility of the Board (or the Compensation Committee) to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, a determination must be made as to whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer will receive compensation in excess of this limit. Therefore, no action was taken to comply with the limit. Appropriate action will be taken if it is warranted in the future.

    SUMMARY

    It is believed that the above-described cash compensation program and long-term incentives in the form of stock option awards provided to the Company's executive officers function effectively, so as to link employee performance with performance of the Company and increasing stockholder value.

Murray L. Galinson
James F. Cahill
Anne L. Evans

PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the shares of the Company's Common Stock during fiscal year 1995 (commencing on December 21, 1994, the date on which the Company became a publicly-held corporation) and fiscal years 1996 and 1997 with the cumulative total return of The Nasdaq Stock Market Index (US)(1) and a peer group comprised of certain other real estate operators and lessors(2) over the same period (assuming the investment of $100 in the Common Stock, stocks comprising The Nasdaq Stock Market Index (US) and stocks comprising the peer group on December 21, 1994 and the reinvestment of all dividends).

       COMPARISON OF CUMULATIVE TOTAL RETURNS SINCE DECEMBER 21, 1994(3) Among Price Enterprises, Inc., The Nasdaq Stock Market Index (US)
         and a Peer Group of Certain Real Estate Operators and Lessors

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            COMPANY INDEX   MARKET INDEX   PEER INDEX
12/21/94            $100.0         $100.0       $100.0
12/30/94              92.0          102.1        101.3
1/31/95               78.6          102.6         98.8
2/28/95               88.8          108.1        102.8
3/31/95               83.9          111.3        104.6
4/28/95               83.0          114.8        103.5
5/31/95               84.8          117.7        106.7
6/30/95               98.2          127.3        112.8
7/31/95              103.6          136.6        120.7
8/31/95              104.1          139.4        123.6
9/29/95              114.9          142.6        126.5
10/31/95             104.1          141.8        121.8
11/30/95             110.2          145.1        124.1
12/29/95             110.4          144.3        129.9
1/31/96              109.5          145.0        129.8
2/29/96              111.3          150.6        131.6
3/29/96              113.1          151.1        132.2
4/30/96              115.8          163.6        134.3
5/31/96              112.2          171.1        136.6
6/28/96              109.5          163.4        139.1
7/31/96              105.9          148.9        133.2
8/30/96              114.9          157.2        140.5
9/30/96              115.8          169.2        142.5
10/31/96             121.5          167.3        144.7
11/29/96             125.2          177.7        146.9
12/31/96             127.0          177.5        149.6
1/31/97              125.5          190.1        151.0
2/28/97              132.0          179.6        159.1
3/31/97              136.7          167.9        154.1
4/30/97              135.2          173.2        143.8
5/30/97              138.9          192.8        156.8
6/30/97              145.6          198.7        161.8
7/31/97              168.6          219.6        165.9
8/29/97              169.6          219.3        162.9

------------------------

(1) The Nasdaq Stock Market Index (US) was prepared by the Center for Research in Security Prices and includes all U.S. Nasdaq Stock Market companies.

(2) The peer group index was prepared by the Center for Research in Security Prices and includes certain U.S.-based securities traded on the NYSE, AMEX and NASDAQ with standard industrial codes (SIC) of 6510-6519, generally comprising Real Estate Operators (except Developers) and Lessors. The peer group companies include 99 Cents Only Stores, Ambassador Apartments, Inc., American Industrial Properties, REIT, American Retirement Corp., Atlantic Realty Trust, Inc., Cardinal Realty Services, Inc., Centerpoint Properties Corp., Crocker Realty Investors, Inc., EB Inc., Equus Gaming Co., L.P., FAC Realty, Inc., Felcor Suite Hotels, Inc., First Washington Realty Trust, Inc., Great Northern Iron Ore Properties, Gyrodyne Company America, Inc., Home Holdings, Inc., Hospitality Franchise Systems, Inc., Independence Holding Co., Insignia Financial Group, Inc., Intergroup Corp., Irvine Apartment Communities, Inc., Just Like Home, Inc., LNH REIT, Inc., Legend Properties, Inc., J. W. Mays, Inc., Midwest Real Estate Shopping Center, L.P., Monmouth Capital Corp., NHP Incorporated, National Capital Management Corp., Pamida Holdings Corp., Presidential Realty Corp., The Price REIT, Prime Residential, Inc., Realco, Inc., Resurgence Properties, Inc., Retirement Care Associates, Inc., Rouse Company, Saks Holdings, Inc., Shopco Laurel Center, L.P., Shopco Stores, Inc., Simon Debartolo Group, Inc., Simon Property Group, Inc., Sizeler Property Investors, Inc., United Dominion Realty Trust, Inc., United Mobile Homes, Inc., Urban Shopping Centers, Inc. and Weingarten Realty Investors. Peer return is weighted by market capitalization.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The lines on the graph represent monthly index levels derived from compounded daily returns including all dividends. The indices are reweighted daily, using market capitalization on the previous trading day.

                           CURRENT EXECUTIVE OFFICERS

    Following the resignations of the Named Executive Officers, the following persons became the executive officers of the Company:

    Jack McGrory became the President and Chief Executive Officer of the Company on September 2, 1997. Mr. McGrory became a Director of the Company on August 29, 1997.

    Joseph R. Satz became Executive Vice President of the Company on October 16, 1997. He became the Secretary and General Counsel of the Company on September 16, 1997. Mr. Satz held the position of Vice President and Counsel of the Company from August 1994 until he assumed his current positions. Mr. Satz has provided legal counsel for The Price Company and Price/Costco since 1983.

    Kathleen M. Hillan became Senior Vice President - Finance of the Company on October 16, 1997. Ms. Hillan was Corporate Controller of the Company from August 1994 until she assumed her current position. Ms. Hillan was International Finance Manager of The Price Company from 1992 until August 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    RELATIONSHIP WITH THE PRICE REIT

    The Company has engaged in certain transactions which indirectly benefit The Price REIT, a publicly-held real estate investment trust. Sol Price, who beneficially owns approximately 36% of the Company's outstanding Common Stock, is the father of Robert E. Price, the Chairman of the Board of the Company (and President and Chief Executive Officer of the Company during fiscal year 1997). Sol Price also has beneficial ownership through various family and charitable trusts of approximately 4% of the Common Stock of The Price REIT.

    The Price REIT performed property management services for certain of the properties owned by the Company. In fiscal year 1997 the Company paid $276,000 in fees to The Price REIT for such management services through December 31, 1996, at which time the Company began managing all its properties. In addition, in fiscal year 1997 the Company paid certain subsidiaries of The Price REIT incentive bonuses of $125,000 relating to the development of property located in Dallas, Texas.

    RELATIONSHIP WITH PRICESMART, INC.

    On August 29, 1997 (the "Distribution Date") the Company separated its core real estate business and its merchandising businesses pursuant to a spin-off in which the stockholders of the Company received common stock of PriceSmart, Inc. ("PriceSmart") through a distribution (the "Distribution"). Pursuant to the Distribution, PriceSmart acquired the merchandising businesses and the Company retained the real estate business. Sol Price beneficially owns approximately 36% of PriceSmart's common stock. Robert E. Price, who beneficially owns approximately 22% of the Company's outstanding Common Stock and is the Chairman of the Board of the Company (and President and Chief Executive Officer of the Company during fiscal year 1997) also beneficially owns approximately 22% of PriceSmart's common stock and is PriceSmart's Chairman of the Board, President and Chief Executive Officer.

    For the purpose of governing certain of the ongoing relationships between PriceSmart and the Company after the Distribution and to provide mechanisms for an orderly transition, PriceSmart and the Company have entered into the various agreements, and will adopt policies, as described in this section.

    PriceSmart and the Company have entered into the Distribution Agreement, which provides for, among other things, (i) the division between PriceSmart and the Company of certain assets and liabilities; (ii) the Distribution; and (iii) certain other agreements governing the relationship between PriceSmart and the Company following the Distribution.

    The Company and PriceSmart have entered into an Asset Management and Disposition Agreement dated as of August 26, 1997 calling for the Company to provide asset management services with respect to certain properties owned by PriceSmart. Among other things, the Company will collect rents and pay operating expenses, maintain and repair such properties, prepare month-end financial statements, hire brokers and prepare brokers' agreements, lease available space within such properties and dispose of such properties. As consideration for such services, PriceSmart will pay the Company management fees based on annual rents from such properties, leasing fees based on the gross leasable floor areas of each such properties, disposition fees based on percentages of the sales prices for properties that are sold and a developer's fee of 3% of all "hard" construction costs managed by the Company on behalf of PriceSmart. Such agreement has a two-year term; provided that either the Company or PriceSmart may terminate the agreement upon 60 days written notice.

    PriceSmart and the Company have entered into a Transitional Services Agreement dated as of August 26, 1997 pursuant to which the Company and PriceSmart will provide certain services to one another. The fees for such transitional services (which shall not include real estate management services) will be based on hourly rates designed to reflect the costs (including indirect costs) of providing such services. The transitional services to be provided to PriceSmart and to the Company pursuant to such agreement may include cash management services, certain accounting services, litigation management or any other similar services that PriceSmart or the Company may require. The Transitional Services Agreement will terminate on December 31, 1997 unless extended in writing by the parties.

    The Company and PriceSmart have entered into a Tax Sharing Agreement dated as of August 26, 1997 defining the parties' rights and obligations with respect to tax returns and tax liabilities, including, in particular, Federal and state income tax returns and liabilities, for taxable years and other taxable periods ending on or before the Distribution Date. In general, the Company will be responsible for (i) filing all Federal and state income tax returns of the Company, PriceSmart and any of their subsidiaries for all taxable years ending on or before or including the Distribution Date and (ii) paying the taxes relating to such returns (including any deficiencies proposed by applicable taxing authorities), to the extent attributable to pre-Distribution Date periods. The Company and PriceSmart will each be responsible for filing its own returns and paying its own taxes for post-Distribution Date periods.

    The on-going relationships between PriceSmart and the Company may present certain conflict situations for Robert E. Price who serves as Chairman of the Board, President and Chief Executive Officer of PriceSmart and Chairman of the Board of the Company. Mr. Price and other executive officers and directors of the Company and PriceSmart also own (or have options or other rights to acquire) a significant number of shares of common stock in PriceSmart and the Company. The Company and PriceSmart will adopt appropriate policies and procedures to be followed by the Board of Directors of each company to limit the involvement of Mr. Price (or such executive officers and other directors having a significant ownership interest in the companies) in conflict situations, including matters relating to contractual relationships or litigation between PriceSmart and the Company. Such procedures include requiring Mr. Price (or such executive officers or other directors having a significant ownership interest in the companies) to abstain from voting as a director of both companies with respect to matters that present a significant conflict of interest between the companies.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of shares of the Company's Common Stock as of October 31, 1997 (unless described otherwise) by (i) the Company's

Named Executive Officers (as hereinafter defined) and Directors, (ii) all of the Company's executive officers and Directors as a group and (iii) all other stockholders known by the Company to own beneficially more than five percent of the Common Stock.

                                                                                   AMOUNT AND NATURE      PERCENT
                                                                                     OF BENEFICIAL      BENEFICIALLY
NAME AND ADDRESS(1)                                                                    OWNERSHIP           OWNED
---------------------------------------------------------------------------------  ------------------  --------------
Robert E. Price..................................................................      5,127,612(2)          21.7%

Paul A. Peterson.................................................................        229,636(3)           1.0%

James F. Cahill..................................................................      2,750,120(4)          11.6%

Anne L. Evans....................................................................              0(5)             *

Murray L. Galinson...............................................................         10,414(6)             *

Jack McGrory.....................................................................          2,000(2)             *

Daniel T. Carter.................................................................         11,832(8)             *

Robert M. Gans...................................................................              0                *

Joseph J. Tebo...................................................................            100                *

Theodore Wallace.................................................................         65,536(9)             *

Sol Price........................................................................      8,453,410(10)         35.7%

The Price Family Charitable Fund.................................................      2,500,500(11)         10.6%

Jeffrey S. Halis.................................................................      1,174,000(12)          5.0%

All executive officers and Directors as a group (9 persons)......................      5,626,179(13)         23.8%

------------------------

*   Less than 1% beneficially owned.

(1) The address for all persons listed, other than Sol Price and Jeffrey S. Halis, is c/o the Company, 4649 Morena Boulevard, San Diego, California 92117. The address for Sol Price is c/o The Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037. The address for Jeffrey S. Halis is 500 Park Avenue, Fifth Floor, New York, New York 10022.

(2) 5,127,612 shares are beneficially owned by Robert E. Price, with Mr. Price having shared voting power and shared dispositive power with respect to 5,122,500 shares which are held through trusts in which Mr. Price is a trustee. Mr. Price has sole voting and dispositive power with respect to all other shares beneficially owned by him. Mr. Price disclaims beneficial ownership of 2,500,500 shares which are held by The Price Family Charitable Fund (the "Fund") of which Mr. Price is a Director. Sol Price and James F. Cahill, also Directors of the Fund, are also beneficial owners of the 2,500,500 shares which are held by the Fund.

(3) Includes 12,357 shares subject to non-qualified stock options which are exercisable after December 21, 1997. All such options have an exercise price of $11.33 and expire on December 21, 2000. Excludes 24,716 shares subject to non-qualified stock options which are not presently exercisable, and which have an exercise price of $11.33 and expire on December 21, 2000.

(4) 2,750,120 shares are beneficially owned by James F. Cahill, with Mr. Cahill having shared voting power and shared dispositive power with respect to 2,732,620 shares which are held through trusts in which Mr. Cahill is a trustee. Mr. Cahill has sole voting and dispositive power with respect to all other shares beneficially owned by him. Mr. Cahill disclaims beneficial ownership of all 2,732,620 shares held through trusts in which Mr. Cahill is a trustee, including 2,500,500 shares which are held by the Fund of which Mr. Cahill is a Director. Mr. Cahill also disclaims beneficial ownership of 2,000 shares which he holds as custodian for minor children. Sol Price and Robert E. Price, also Directors of the Fund, are also beneficial owners of the 2,500,500 shares which are held by the Fund.

(5) Excludes 10,000 shares subject to non-qualified stock options which are not presently exercisable, and which have an exercise price of $18.63 and expire on October 16, 2003.

(6) Includes 4,942 shares subject to non-qualified stock options which are presently exercisable and 2,472 shares subject to non-qualified stock options which are exercisable after December 21, 1997. All such options have an exercise price of $11.33 and expire on December 21, 2000. Also includes 1,500 shares held by a partnership for the benefit of Mr. Galinson's adult children, over which Mr. Galinson exercises sole investment power. Mr. Galinson disclaims beneficial ownership over such 1,500 shares. Excludes 4,944 shares subject to non-qualified stock options which are not presently exercisable, and which have an exercise price of $11.33 and expire on December 21, 2000.

(7) Mr. McGrory disclaims beneficial ownership of 2,000 shares which he holds as custodian for minor children. Excludes 236,329 shares subject to non-qualified stock options which are not presently exercisable, and which have an exercise price of $18.96 and expire on October 7, 2003.

(8) All 11,832 shares are subject to non-qualified stock options which are presently exercisable with an exercise price of $9.10 and expire on November 29, 1997.

(9) Includes 34,245 shares subject to non-qualified stock options which are presently exercisable with an exercise price of $9.10 and expire on November 29, 1997.

(10) 8,453,410 shares are beneficially owned by Sol Price and are held through trusts of which Mr. Price is a trustee. Of such 8,453,410 shares, Mr. Price has shared voting power and shared dispositive power with respect to 2,677,750 shares. Mr. Price has sole voting and dispositive power with respect to all other shares beneficially owned by him. Mr. Price disclaims beneficial ownership of 2,500,500 shares which are held by the Fund of which Mr. Price is a Director. Mr. Price also disclaims beneficial ownership of 177,250 shares which are held by certain trusts of which Mr. Price is a co-trustee. Robert E. Price and James F. Cahill, also Directors of the Fund, are also beneficial owners of the 2,500,500 shares which are held by the Fund. All information concerning Mr. Price is based upon Mr. Price's holdings as of September 30, 1997.

(11) The Fund is a private foundation. The Directors of the Fund are Sol Price, Robert Price, Helen Price, Allison Price, and James Cahill. Each of the foregoing individuals disclaims membership in a group with the Fund.

(12) 836,200 shares are owned by Tyndall Partners, L.P., a Delaware limited partnership. 56,900 shares are owned by Madison Avenue Partners, L.P., a Delaware limited partnership. 280,900 shares are owned by Tyndall Institutional Partners, L.P., a Delaware limited partnership. Pursuant to the Agreement of Limited Partnership of each of Tyndall Partners, L.P., Madison Avenue Partners, L.P. and Tyndall Institutional Partners, L.P., Jeffrey S. Halis possesses sole voting and investment control over all securities owned by such entities, respectively. All information concerning Mr. Halis, Tyndall Partners, L.P., Madison Avenue Partners, L.P. and Tyndall Institutional Partners, L.P. is based upon information contained in Schedule 13D filed with the Securities and Exchange Commission on behalf of Mr. Halis on July 22, 1997.

(13) Includes shares beneficially owned by all six Directors (Robert E. Price, Jack McGrory, Paul A. Peterson, Murray L. Galinson, James F. Cahill and Ms. Evans) and the current executive officers of the Company (Jack McGrory, Joseph R. Satz and Kathleen M. Hillan). In calculating the total beneficial ownership as a group, Mr. McGrory's beneficial ownership of shares was only counted once. In addition, the 2,500,500 shares which are held by the Fund of which both Robert E. Price and James F. Cahill, among others, are Directors, were only counted once in calculating the total beneficial ownership as a group.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    The Company's financial statements for the year ended August 31, 1997 have been examined by Ernst & Young, LLP. A representative of Ernst & Young, LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he desires to do so. The Company's Audit Committee will select independent auditors for the current year sometime after the Annual Meeting.

                            SECTION 16(a) REPORTING

    Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of the Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of 10% or more of the Common Stock were complied with during fiscal 1997.

                             STOCKHOLDER PROPOSALS

    Any proposal of a stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than July 16, 1998 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report to Stockholders is being mailed with this Proxy Statement to stockholders on or about November 16, 1997. Upon request the Company will furnish the Annual Report to any stockholder.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joseph R. Satz, EXECUTIVE VICE
                                          PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

San Diego, California

November 16, 1997

                            YOUR PROXY IS IMPORTANT
                       WHETHER YOU OWN FEW OR MANY SHARES
           PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of                ,
1997, between Price Enterprises, Inc., a Delaware corporation (the "Company"), and [TO BE DETERMINED], a Maryland corporation (the "Maryland Company").

                                    RECITALS

    WHEREAS, the Board of Directors of the Company and the Board of Directors of the Maryland Company each have determined that it is in the best interests of their respective stockholders to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein the parties hereto adopt the plan of merger encompassed by this agreement and agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into the Maryland Company and the separate corporate existence of the Company shall thereupon cease (the "Merger"). To the extent the Merger constitutes a transaction for federal income tax purposes, the parties intend that the Merger qualify as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. The Maryland Company shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the Maryland Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and the Maryland General Corporation Law (the "MGCL").

    1.2  CLOSING.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101 at 10:00 a.m local time (PST) on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section
6.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company and the Maryland Company may agree.

    1.3 EFFECTIVE TIME. Following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Maryland Company will, at such time as they deem advisable, cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in
Section 252 of the DGCL and Articles of Merger (the "Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-105 of the MGCL. The Merger shall become effective at the latter of the filing of the Certificate of Merger with the Secretary of State of Delaware and the acceptance for record of the Articles of Merger by the SDAT (the "Effective Time").

                                   ARTICLE II
       ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

    2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Maryland Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Entity, until duly amended in accordance with the terms thereof, and the MGCL.

    2.2 THE BYLAWS. The Bylaws of the Maryland Company in effect at the Effective Time shall be the Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

                                  ARTICLE III
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

    3.1 DIRECTORS AND OFFICERS. The directors and officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Articles of Incorporation and Bylaws.

                                   ARTICLE IV
        EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

    4.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company;

        (a) Each share of the common stock, par value $.0001 per share (the "Company Shares") of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.0001 per share (the "Maryland Company Shares") of the Maryland Company. Each certificate (each, a "Certificate") representing any such Company Shares shall thereafter represent the right to receive Maryland Company Shares. All Company Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

        (b) Each Company Share issued and held in the Company's treasury at the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

        (c) At the Effective Time, each Maryland Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Maryland Company or the holder of such shares, be cancelled and retired without payment of any consideration therefor.

        (d) Each option or other right to purchase or otherwise acquire Company Shares pursuant to stock option or other stock-based plans of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of Maryland Company Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time.

    4.2  EXCHANGE OF CERTIFICATES FOR COMPANY SHARES.

        (a) TRANSFER AGENT. As of the Effective Time, the Company shall deposit with an exchange agent (the "Transfer Agent"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article IV, certificates representing the Maryland Company Shares (such certificates, together with the amount of any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 in exchange for outstanding Company Shares.

        (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Entity shall cause the Transfer Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Transfer Agent and shall be in such form and have such other provisions as the Surviving Entity may specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Maryland Company Shares. Upon surrender of a Certificate for cancellation to the Transfer Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of Maryland Company Shares and (y) a check representing unpaid dividends and distributions, if any, which such holder has the right to receive in respect of shares represented by the Certificate surrendered pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrue on unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Maryland Company Shares may be issued to such a transferee if the Certificate representing such Company Shares is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for Maryland Company Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting this exchange shall pay any transfer or other taxes required by reason of the issuance of Certificates for such Maryland Company Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Entity that such tax has been paid or is not applicable.

        (c) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Entity for transfer, they shall be cancelled and exchanged for the Maryland Company Shares deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV.

        (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Maryland Company Shares that remain unclaimed by the stockholders of the Company for six months after the Effective Time) shall be paid to the Surviving Entity. Any stockholders of the Company who have not theretofore complied with this
    Article IV shall thereafter look only to the Surviving Entity for payment of their Maryland Company Shares and unpaid dividends on Maryland Company Shares deliverable in respect of each Company Share such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Entity, the Transfer Agent or any other person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e) NO LIABILITY. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Transfer Agent will issue in exchange for such lost, stolen or destroyed Certificate, a certificate representing Maryland Company Shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE V
                                   COVENANTS

    5.1 STOCK EXCHANGE LISTING. The Maryland Company shall use its best efforts to cause the Maryland Company Shares to be issued in the Merger to be approved for listing on The Nasdaq Stock Market's National Market (the "Nasdaq National Market"), subject to official notice of issuance, prior to the Closing Date.

    5.2 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Entity agrees that it will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Company or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law.

                                   ARTICLE VI
                                   CONDITIONS

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Maryland Company and the Company to consummate the Merger are subject to the fulfillment of each of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the Company Shares, in accordance with applicable law and the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company.

        (b) THE NASDAQ NATIONAL MARKET LISTING. The Maryland Company Shares issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

                                  ARTICLE VII
                                  TERMINATION

    7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company Shares, by the mutual consent of the Board of Directors of the Company and the Board of Directors of the Maryland Company.

    7.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE VIII
                           MISCELLANEOUS AND GENERAL

    8.1 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the DGCL and the MGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

    8.2 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

    8.3 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of Delaware and Maryland.

    8.5 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 5.2, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    8.6 HEADINGS. The Article, Section and paragraph headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    8.7 SERVICE OF PROCESS. The Maryland Company may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company, as well as for enforcement of any obligations of the Maryland Company arising from the Merger, and it does hereby irrevocably appoint the Secretary of State of the State of Maryland as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State to the Maryland Company is 4649 Morena Boulevard, San Diego, California 92117, Attn: Legal Department.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                                     PRICE ENTERPRISES, INC.

Attest:                                              By:
           ---------------------------------------              ---------------------------------------

           ---------------------------------------              ---------------------------------------

           ---------------------------------------              ---------------------------------------

           ---------------------------------------              ---------------------------------------

                                                     [TO BE DETERMINED]

Attest:                                              By:
           ---------------------------------------              ---------------------------------------

           ---------------------------------------              ---------------------------------------

           ---------------------------------------              ---------------------------------------

           ---------------------------------------              ---------------------------------------

                                   APPENDIX B
                           [THE MARYLAND CORPORATION]
                           ARTICLES OF INCORPORATION

    FIRST: THE UNDERSIGNED, James J. Winn, Jr., whose address is 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

    SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                  [NAME OF THE CORPORATION--TO BE DETERMINED]

    THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

        (1) To engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

        (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

    (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

    FOURTH: The present address of the principal office of the Corporation in this State is c/o Prentice-Hall Corporation Systems Maryland, Inc., 11 East Chase Street, Baltimore, Maryland 21202.

    FIFTH: The name and address of the resident agent of the Corporation in this State are Prentice-Hall Corporation Systems Maryland, Inc., 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

    SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $10,000.00. All of such shares are initially classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

    (b) Subject to the provisions of Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

        (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

        (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

        (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

    (c) Subject to the foregoing and to the provisions or Article TENTH, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

        (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

        (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

        (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

        (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

        (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

        (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

        (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

        (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

    (d) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

        (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

        (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

        (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

    SEVENTH: (a) The number of directors of the Corporation shall be six, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting of stockholders and until their successors are elected and qualify are as follows:

                  Robert E. Price

                  Jack McGrory

                  Paul A. Peterson

                  Murray L. Galinson

                  James F. Cahill

                  Anne L. Evans

    (b) Subject to the rights of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting as a class, in the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

    EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

        (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

        (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

        (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

        (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

        (5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

        (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        (7) The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise.

        (8) The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is ratified by the stockholders of the Corporation, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

        (9) Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

    (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

    NINTH:  The duration of the Corporation shall be perpetual.

    TENTH: (a) DEFINITIONS. For the purposes of this Article, the following terms shall have the following meanings:

    "Beneficial Ownership" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

    "Capital Shares" shall mean shares of the Corporation's capital stock, whether common, preferred, preference, special or other stock, or a combination thereof.

    "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section (c)(6) of this Article.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

    "Constructive Ownership" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

    "IRS" means the United States Internal Revenue Service.

    "Market Price" shall mean the last reported sales price reported on The Nasdaq Stock Market's National Market System (the "Nasdaq National Market") of the applicable Capital Shares on the trading day immediately preceding the relevant date, or if not then traded on the Nasdaq National Market, the last reported sales price of the applicable Capital Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the applicable Capital Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors of the Corporation.

    "Ownership Limit" shall mean 5% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation. The number and value of the outstanding Capital Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

    "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of any Capital Shares provided that the ownership of Capital Shares by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

    "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned any Capital Shares, if such Transfer had been valid under Section (b)(1) of this Article.

    "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the record holder of the Capital Shares if such Transfer had been valid under Section (b)(1) of this Article.

    "Reincorporation" shall mean the merger of Price Enterprises, Inc., a
Delaware corporation, into its wholly-owned subsidiary,                , a
Maryland corporation.

    "REIT" shall mean a real estate investment trust under Section 856 through 860 of the Code.

    "Restriction Termination Date" shall mean the first day after the date of the Reincorporation on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

    "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Shares), and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

    "Trust" shall mean each of the trusts provided for in Section (c) of this Article.

    "Trustee" shall mean the Person unaffiliated with the Corporation, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust, and any successor trustee appointed by the Corporation.

    (b)  RESTRICTION ON OWNERSHIP AND TRANSFERS.

        (1) From the date of Reincorporation and prior to the Restriction Termination Date:

           a. except as provided in Section (i) of this Article, no Person shall Beneficially Own Capital Shares in excess of the Ownership Limit;

           b. except as provided in Section (i) of this Article, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation; and

           c. no Person shall Beneficially or Constructively Own Capital Shares to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in
       Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

        (2) If, during the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the Nasdaq National Market) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, (1) then that number of Capital Shares that otherwise would cause such Person to violate Section (b)(1) of this Article (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section (c) of this Article, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Capital Shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Shares in violation of Section
    (b)(1) of this Article, then the Transfer of that number of Capital Shares that otherwise would cause any Person to violate Section (b)(1) of this Article shall be void AB INITIO, and the Purported Beneficial Transferee shall have no rights in such Capital Shares.

        (3) Notwithstanding any other provisions contained herein, during the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the Nasdaq National Market) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Capital Shares.

    (c)  TRANSFERS OF CAPITAL SHARES IN TRUST

        (1) Upon any purported Transfer or other event described in Section
    (b)(2) of this Article, such Capital Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section (b)(2) of this Article. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section (c)(6) of this Article.

        (2) Capital Shares held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Capital Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Capital Shares held in the Trust.

        (3) The Trustee shall have all voting rights and rights to dividends with respect to Capital Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Capital Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Shares held in the Trust and, subject to Maryland law, effective as of the date the Capital Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article, until the Corporation has received notification that the Capital Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

        (4) Within 20 days of receiving notice from the Corporation that Capital Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Capital Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Capital Shares will not violate the ownership limitations set forth in Section (b)(1) of this Article. Upon such sale, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section (c)(4). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Price, the Market Price of such Capital Shares on the day of the event which resulted in the transfer of the Capital Shares to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Capital Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that such Capital Shares have been transferred to the Trustee, such Capital Shares are sold by a Purported Record Transferee then (i) such Capital Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Capital Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this subparagraph (c)(4), such excess shall be paid to the Trustee upon demand.

        (5) Capital Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Price, the Market Price of such Capital Shares on the day of the event which resulted in the transfer of the Capital Shares to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the Capital Shares held in the Trust pursuant to Section
    (c)(4) of this Article. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Capital Shares shall thereupon be paid to the Charitable Beneficiary.

        (6) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Capital Shares held in the Trust would not violate the restrictions set forth in Section (b)(1) of this
    Article in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    (d) REMEDIES FOR BREACH. If the Board of Directors, or a committee thereof (or other designees if permitted by Maryland law) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section (b) of this Article or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Shares of the Corporation in violation of Section (b) of this Article, the Board of Directors, or a committee thereof (or other designees if permitted by Maryland law) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem Capital Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section (b)(1) of this Article, shall automatically result in the transfer to a Trust or be void AB INITIO as described in Section (b)(2) of this Article and any Transfer in violation of Section (b)(3) of this Article shall automatically be void AB INITIO irrespective of any action (or non-action) by the Board of Directors.

    (e) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire Capital Shares in violation of Section (b) of this Article or any Person who is a Purported Transferee such that an automatic transfer to a Trust results under Section (b)(2) of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

    (f) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Reincorporation and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the shareholder of record) who is holding Capital Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

    (g) REMEDIES NOT LIMITED. Nothing contained in this Article (but subject to Section (l) of this Article and Section (a)(8) of Article EIGHTH) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT.

    (h) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Sections (b) through (i) of this Article, including any definition contained in Section (a) of this Article, the Board of Directors shall have the power to determine the application of the provisions of Sections
(b) through (i) of this Article with respect to any situation based on the facts known to it (subject, however, to the provisions of Section (l) of this Article). In the event any of Sections (b) through (i) of this Article requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of such Sections (b) through (i) of this Article. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section (b)(2) of this Article) acquired Beneficial or Constructive Ownership of Capital Shares in violation of Section (b)(1) of this Article such remedies (as applicable) shall apply first to the Capital Shares which, but for such remedies, would have been actually owned by such Person, and second to Capital Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Capital Shares based upon the relative number of the Capital Shares held by each such Person.

    (i)  EXCEPTIONS.

        (1) Subject to Section (b)(1)c of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Capital Shares in excess of the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Capital Shares will violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section (b) of this Article) or attempted violation will result in such Capital Shares being transferred to a Trust in accordance with Section (b)(2) of this Article.

        (2) Subject to Section (b)(1)c of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Capital Shares in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation, if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Capital Shares being transferred to a Trust in accordance with Section (b)(2) of this Article. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Section (i)(2) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning in excess of 9.8% of the outstanding Capital Shares if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Capital Shares to which this sentence applies.

        (3) Prior to granting any exception pursuant to Section (i)(1) or (2) of this Article, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

        (4) During the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, the Board of Directors may from time to time increase or decrease the Ownership Limit provided:

           a. After giving effect to any such increase, five Beneficial Owners of Capital Shares could not (taking into account the Ownership Limit and any exceptions granted to such limit pursuant to this Section (i) of this Article) Beneficially Own, in the aggregate, more than 49% of the Capital Shares;

           b. The Ownership Limit may not be increased to a percentage which is greater than 9.8%; and

           c. Any such increase or decrease will not adversely affect the Corporation's ability to qualify as a REIT.

    (j) LEGEND. Except as otherwise provided below in this Section (j), each certificate for Capital Shares shall bear substantially the following legend:

       The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Company, at the Company's principal office."

    Instead of the foregoing legend, the share certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

    (k) SEVERABILITY. If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

    (l) THE NASDAQ NATIONAL MARKET. Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of the Nasdaq National Market. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all the provisions and limitations of this Article.

    IN WITNESS WHEREOF, I have signed these Articles of Incorporation,
acknowledging the same to be my act, on           , 1997.

Witness:

-------------------------------------------
James J. Winn, Jr., Incorporator

                                   APPENDIX C
                           [THE MARYLAND CORPORATION]
                                    BY-LAWS

                                   ARTICLE I.
                                  STOCKHOLDERS

    SECTION 1.01. ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers for 1998 on the first day of January, 1998, and for 1999 and thereafter either at 10:00 a.m. on the third Tuesday of May in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

    SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.

    SECTION 1.03. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

    SECTION 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

    SECTION 1.05. QUORUM; VOTING. Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

    SECTION 1.06. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

    SECTION 1.07. GENERAL RIGHT TO VOTE; PROXIES. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

    SECTION 1.08. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

    SECTION 1.09. CONDUCT OF BUSINESS. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 1.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and Section 1.11 and, if any proposed nomination or business is not in compliance with this Section and Section 1.11, to declare that such defective nomination or proposal be disregarded.

    SECTION 1.10. CONDUCT OF VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

    SECTION 1.11. STOCKHOLDER PROPOSALS. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner. For the 1999 annual meeting the previous year's meeting shall be deemed to have take place on May 19, 1998; provided that this sentence shall cease to be a part of the By-Laws after the holding of the 1999 annual meeting and any adjournments thereof.

    SECTION 1.12. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

    SECTION 1.13. MEETING BY CONFERENCE TELEPHONE. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

                                  ARTICLE II.
                               BOARD OF DIRECTORS

    SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

    SECTION 2.02. NUMBER OF DIRECTORS. The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

    SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, at each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

    SECTION 2.04. REMOVAL OF DIRECTOR. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

    SECTION 2.05. VACANCY ON BOARD. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

    SECTION 2.06. REGULAR MEETINGS. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with
Section 2.08, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

    SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

    SECTION 2.08. NOTICE OF MEETING. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

    SECTION 2.09. QUORUM; ACTION BY DIRECTORS. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

    SECTION 2.10. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

    SECTION 2.11. COMPENSATION. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the board or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

    SECTION 2.12. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

    SECTION 2.13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

    SECTION 2.14. ADVISORY DIRECTORS. The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

                                  ARTICLE III.
                                   COMMITTEES

    SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and one or more additional committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

    SECTION 3.02. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

    SECTION 3.03. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

                                  ARTICLE IV.
                                    OFFICERS

    SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. The Corporation shall have a President, a Secretary, and a Treasurer. It may also have a Chairman of the Board. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of any designation the Chairman of the Board, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer. In the absence of the Chairman of the Board, or if there be none, the President shall be the chief executive officer. The same person may hold both offices. The Corporation may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director, and the other officers may be directors.

    SECTION 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. Unless otherwise designated, he or she shall be the chief executive officer of the Corporation. In general, he or she shall perform such duties as are customarily performed by the chief executive officer of a corporation and may perform any duties of the President and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

    SECTION 4.03. PRESIDENT. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of

Directors and of the stockholders at which he or she shall be present. Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by chief operating officers. He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the chief executive officer of the Corporation.

    SECTION 4.04. VICE-PRESIDENTS. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

    SECTION 4.05. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

    SECTION 4.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

    SECTION 4.07. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

    SECTION 4.08. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

    SECTION 4.09. COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                   ARTICLE V.
                               DIVISIONAL TITLES

    SECTION 5.01. CONFERRING DIVISIONAL TITLES. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

    SECTION 5.02. EFFECT OF DIVISIONAL TITLES. The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

                                  ARTICLE VI.
                                     STOCK

    SECTION 6.01. CERTIFICATES FOR STOCK. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

    SECTION 6.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

    SECTION 6.03. RECORD DATES OR CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

    SECTION 6.04. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

    SECTION 6.05. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

    SECTION 6.06. LOST STOCK CERTIFICATES. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

    SECTION 6.07. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any share of the capital stock of the Corporation. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.

                                  ARTICLE VII.
                                    FINANCE

    SECTION 7.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.

    SECTION 7.02. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

    SECTION 7.03. FISCAL YEAR. The fiscal year of the Corporation shall be the 12 calendar months period ending on the 31st day of December in each year, unless otherwise provided by the Board of Directors.

    SECTION 7.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

    SECTION 7.05 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may designate.

                                 ARTICLE VIII.
                                INDEMNIFICATION

    SECTION 8.01. PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

    SECTION 8.02. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this By-Law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

    SECTION 8.03. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VIII means this Article VIII in its entirety.

                                  ARTICLE IX.
                               INVESTMENT POLICY

    Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE X.
                               SUNDRY PROVISIONS

    SECTION 10.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

    SECTION 10.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

    SECTION 10.03. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

    SECTION 10.04. VOTING STOCK IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

    SECTION 10.05. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

    SECTION 10.06. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

    SECTION 10.07. AMENDMENTS. (a) Any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of these By-Laws of the Corporation.

    SECTION 10.08. CONTRACTS AND AGREEMENTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. Any such document executed by one or more Directors or by an authorized person shall be valid and binding upon the Board and upon the Corporation when authorized or ratified by action of the Board.

    SECTION 10.09. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

    SECTION 10.10.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND
AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

PROXY

                       PRICE ENTERPRISES, INC.
                        4649 MORENA BOULEVARD
                     SAN DIEGO, CALIFORNIA  92117

The undersigned stockholder of Price Enterprises, Inc., a Delaware corporation (the "Company") hereby appoints Joseph R. Satz and Kathleen M. Hillan, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on Tuesday, December 16, 1997 at 9:00 a.m. Pacific Standard Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the following proposals:


              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)





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




                                         FOR ALL NOMINEES
                                         LISTED BELOW       WITHHOLD AUTHORITY
                                         (except as         to vote for all
                                         marked to the      nominees listed
                                         contrary below)    below

1. ELECTION OF DIRECTORS                      /  /                 /  /
   Robert E. Price   Jack McGrory
   Paul A. Peterson  Murray L. Galinson
   James F. Cahill   Anne L. Evans


WITHHELD FOR: (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________



                                                            Please mark
                                                            your votes as    /X/
                                                            indicated in
                                                            this example



                                                     FOR     AGAINST    ABSTAIN

2. Reincorporation of the Company in Maryland and    /  /     /  /       /  /
   Related Changes to the Rights of Stockholders




I plan to attend the meeting      /  /



-----------------------------------------------
| Please mark, sign, date and return the proxy |
| card promptly using the enclosed envelope.   |
------------------------------------------------



Signature(s)___________________________________________    Dated_______________
NOTE: Please sign as name appears hereon. Joint owners
should each sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full
title as such.
--------------------------------------------------------------------------------
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